SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 22, 1996



                                INTELLICALL, INC.
              Exact name of registrant as specified in its charter


                                    Delaware
                  State or other jurisdiction of incorporation



      0-10588                                                  75-1993841
Commission File Number                                       I.R.S. Employer
                                                            Identification No.



                2155 Chenault, Suite 410 Carrollton, Texas 75006
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                     Address of Principal Executive Offices


Registrant's telephone number, including area code:             (972) 416-0022
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ITEM 5.           Other Events

         On November 22, 1996 the Registrant entered into a Loan and Security Agreement (the "Loan Agreement") with Finova Capital Corporation ("Finova") pursuant to which Finova has agreed to loan the Registrant up to $12,000,000 (the "Loan") based on available borrowing base. The Loan is evidenced by a Secured Revolving Credit Note (the "Note") payable to the order of Finova. Borrowings under the Loan bear interest at the rate of prime plus 1.75%. The interest rate may be decreased prospectively by up to 0.5% based on future profitability of the Registrant.

         The initial term of the Loan Agreement is three years at which time, unless extended, all amounts then outstanding under the Loan must be repaid. The Loan Agreement contains prepayment penalties in the event it is terminated prior to its initial term.

         The Loan is secured by first and prior liens and security interests encumbering substantially all of the assets of the Corporation, including inventory, equipment, accounts receivable, general intangibles, trademarks and tradenames.

         Also, on November 22, 1996 the Registrant closed the sale of $5.0 million of 8% convertible subordinated notes due 2001 (the "Notes") to Banca del Gottardo in Lugano Switzerland (the "Purchaser") pursuant to a Note and Warrant Purchase, Paying and Conversion/Exercise Agency Agreement. The Notes were sold at face value of $5 million. The Notes were sold with warrants (the "Warrants") to purchase 200,000 shares of the Registrant's Common Stock. The conversion price of the Notes, and the exercise price of the Warrants, will be fixed on December 18, 1996 at a price equivalent to the average of the closing prices of the Registrant's Common Stock on the New York Stock Exchange during the period from November 4 to December 18, 1996 but shall in any event not be higher than $5.00 per share. The Registrant also issued a warrant to a non-affiliated party to purchase 150,000 shares of the Registrant's Common Stock on similar terms as the Warrants as commission consideration for arranging the sale of the Notes.

         The Purchaser received a Global Note and a Global Warrant from the Registrant at closing and intends to distribute some or all the Notes and the Warrants after the date of filing this Form 8-K. The Registrant issued the Notes and Warrants in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

ITEM 7.           Financial Statements and Exhibits

     (c) The  following  exhibits  are filed as a part of this Form 8-K  Current
Report:

          10.1  Loan  and  Security   Agreement  executed  with  Finova  Capital
     Corporation.

          10.2 Secured Revolving Credit Note made payable to Finova Capital Corporation in the original principal amount of $12,000,000.


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          10.3 Note and Warrant Purchase, Paying and Conversion/Exercise  Agency
     Agreement executed with Banca del Gottardo.

          10.4 Form of 8% Convertible Subordinated Notes (included within
     Exhibit 10.3).

          10.5 Form of Warrants issued with Notes (included within
     Exhibit 10.3).

ITEM 9.           Sales of Equity Securities Pursuant to Regulation S

         See disclosures contained in Item 5. Other Events of this Form 8-K for disclosures on the sales of the Registrant's Notes pursuant to the exemption from registration provided by Regulation S.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTELLICALL, INC.
                                         (Registrant)


Dated:  December 4, 1996                 /s/ William O. Hunt
                                         William O. Hunt
                                         Chairman of the Board, Chief Executive
                                         Officer and President


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